UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2021 (May 10, 2021)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On May 10, 2021, the Company issued a press release announcing its results of operations for the three months ended March 31, 2021. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On May 10, 2021, the Company issued a press release announcing the release of its first quarter 2021 financial results via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 10, 2021
99.2	Press Release of Maiden Holdings, Ltd., dated May 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 10, 2021	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 10, 2021
99.2	Press Release of Maiden Holdings, Ltd., dated May 10, 2021

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
First Quarter 2021 Financial Results

PEMBROKE, Bermuda, May 10, 2021 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported first quarter 2021 net income available to Maiden common shareholders of $71.7 million or $0.83 per diluted common share, compared to a net income of $20.9 million or $0.25 per diluted common share in the first quarter of 2020.

Non-GAAP operating earnings(5) were $47.3 million or $0.55 per diluted common share for the first quarter of 2021, compared to non-GAAP operating earnings of $3.1 million or $0.04 per diluted common share for the same period in 2020.
Maiden's book value per common share(1) was $2.29 at March 31, 2021 compared to $1.57 at December 31, 2020. On a non-GAAP basis, adjusted for the unamortized deferred gain on retroactive reinsurance recognized as of March 31, 2021 of $65.1 million, the Company's adjusted book value per common share(2) was $3.05 at March 31, 2021.
Commenting on the first quarter of 2021 financial results, Lawrence F. Metz, Maiden’s President and Co-Chief Executive Officer said, "We have begun 2021 in a very positive fashion, as continued operating profitability and active capital management produced a strong first quarter result. Like the fourth quarter, continued favorable loss development trends during the quarter and positive investment results from our evolving alternative investment portfolio resulted in positive operating performance. After a successful partial tender offer of our preference shares in the fourth quarter of 2020, the strong increase in book value at March 31, 2021 was primarily the result of the repurchase of $165.4 million in preference shares during the first quarter. We continue to make progress in developing attractive opportunities in our Genesis Legacy Solutions unit and we anticipate our first transactions via Genesis soon."
Patrick J. Haveron, Maiden’s Co-Chief Executive Officer and Chief Financial Officer added, "We continue to make strides in building common shareholder value through our active capital management strategy which we continue to deploy, and our Board has continued to support with its renewed preference share repurchase authorization. Several of the investments made in 2020 are already producing attractive returns which are benefiting shareholders currently, and the pipeline of actionable investment opportunities continues to be robust. We have invested in a diverse range of asset classes so far in 2021 which we believe will produce both current income and gains in future periods and create long-term value for our shareholders. The run-off of our insurance liabilities is consistent with our expectations and the first quarter again produced overall favorable development, further supporting our ability to extend our capital management pillar. As we have previously noted building risk-adjusted investment income and gains to enable Maiden to utilize its potentially significant tax assets is a key objective to creating additional shareholder value."
Net income available to Maiden common shareholders for the three months ended March 31, 2021 was $71.7 million compared to a net income of $20.9 million for the same period in 2020. The net improvement in our results for the three months ended March 31, 2021 compared to the same period in 2020 was primarily due to the following factors:
•gain from repurchase of preference shares of $62.5 million for the three months ended March 31, 2021, due to the purchase, primarily via private negotiation with certain security holders for preference shares during the first quarter of 2021.
•net income of $9.3 million compared to net income of $20.9 million for the same period in 2020 largely due to the following factors:
◦underwriting income(4) of $1.6 million in first quarter of 2021 compared to an underwriting loss of $3.7 million in the same period in 2020. The improvement in the underwriting income was largely due to favorable prior year loss development of $5.6 million in the first quarter of 2021 compared to favorable loss development of $0.5 million during the same period in 2020 primarily related to the quota share reinsurance agreements with AmTrust Financial Services, Inc. (“AmTrust”), or the AmTrust Reinsurance segment;
◦interest in income of equity method investments of $2.9 million for the three months ended March 31, 2021 which were newly acquired in the third quarter of 2020.

These improvements in net income were partially offset by lower results in:
•net investment income which was $9.8 million for the three months ended March 31, 2021 compared to $18.0 million for the same period in 2020;
•realized gains on investment which were $8.1 million for the three months ended March 31, 2021 compared to realized gains of $11.0 million for the same period in 2020; and
•foreign exchange and other gains which were $3.5 million for the three months ended March 31, 2021 compared to foreign exchange and other gains of $8.2 million for the same period in 2020.
Net premiums written for the three months ended March 31, 2021 were $(2.7) million compared to net premiums written of $10.4 million for the first quarter of 2020. Net premiums written in the Diversified Reinsurance segment decreased by $10.6 million or 102.3% for the three months ended March 31, 2021 compared to the same respective period in 2020 due to return of unearned premiums written in our German Auto quota share reinsurance contract which went into run-off on January 1, 2021. Due to premium adjustments, there was $(2.5) million in net premiums written in the AmTrust Reinsurance segment during the three months ended March 31, 2021.
Net premiums earned decreased by $19.5 million or 62.3% for the three months ended March 31, 2021 compared to the first quarter of 2020 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment and the Diversified Reinsurance segment due to run-off of the German Auto programs produced by our IIS unit.
Net investment income decreased by $8.1 million or 45.2% for the three months ended March 31, 2021 compared to the first quarter of 2020, primarily due to the decline in average investable assets (excluding equity method investments) of 21.4% in those same periods. The decline in investable assets (excluding equity method investments) is largely due to the cessation of active reinsurance underwriting since 2018 which is responsible for significant negative operating cash flows as we continue to run-off our existing reinsurance liabilities. Net investment income also decreased due to the decline in average book yields to 1.9% for the three months ended March 31, 2021 compared to 2.7% for the first quarter of 2020.
Net realized gains on investment were $8.1 million for the three months ended March 31, 2021 compared to net realized gains of $11.0 million for the first quarter in 2020. Net realized gains for the three months ended March 31, 2021 include the recognition of $4.5 million in unrealized gains related to an investment in an insurtech start-up company that was acquired by a special purpose acquisition company. In addition, realized gains for the three months ended March 31, 2021 and 2020 also reflect sales of corporate bonds for the settlement of claim payments to AmTrust. Interest in income of equity method investments which were newly acquired in the third quarter of 2020 was $2.9 million in the first quarter of 2021.
Net loss and LAE decreased by $18.7 million during the three months ended March 31, 2021 compared to the first quarter in 2020. Net loss and LAE for the first quarter of 2021 was impacted by net favorable prior year reserve development of $5.6 million compared to net favorable prior year reserve development of $0.5 million during the first quarter of 2020.
Commission and other acquisition expenses decreased by $6.0 million or 50.4% for the three months ended March 31, 2021, compared to the first quarter of 2020 due to significantly lower earned premiums in both of our reportable segments.
Total general and administrative expenses increased by $5.4 million, or 63.7% for the three months ended March 31, 2021, compared to the first quarter of 2020 due to higher incentive compensation. The Company estimates that it incurred operating expenses of $0.6 million during the three months ended March 31, 2021, which it believes will not recur in future periods.
Non-GAAP Operating Results for the three months ended March 31, 2021
In addition to other adjustments, management has adjusted the GAAP net income and underwriting results by excluding incurred losses and LAE that are subject to the Loss Portfolio Transfer and Adverse Development Cover Agreement ("LPT/ADC Agreement") with Cavello Bay Reinsurance Ltd. ("Cavello"), a subsidiary of Enstar Group Limited. Such losses are fully recoverable from Cavello, and therefore adjusting for them shows the ultimate economic benefit of the LPT/ADC Agreement to Maiden.
Non-GAAP operating earnings were $47.3 million or $0.55 per diluted common share for the first quarter of 2021, compared to non-GAAP operating earnings of $3.1 million or $0.04 per diluted common share for the first quarter of 2020. Adjusted to include realized investment gains and interest in income of equity method investments which are a recurring part of investment results with the Company’s underwriting activities in run-off, non-GAAP operating earnings were $58.3 million or $0.67 per diluted common share for the first quarter of 2021, compared to non-GAAP operating earnings of $14.2 million or $0.17 per diluted common share for the first quarter of 2020.
Similar to the reported GAAP results, the improvement in non-GAAP operating earnings for the three months ended March 31, 2021 compared to the first quarter of 2020 primarily reflects the gain from repurchase of preference shares of $62.5 million recognized in the first quarter of 2021.

The unamortized deferred gain on retroactive reinsurance under the LPT/ADC Agreement with Cavello was $65.1 million as of March 31, 2021, a decrease of $9.8 million compared to $74.9 million at December 31, 2020. The decrease in the unamortized deferred gain on retroactive reinsurance for the three months ended March 31, 2021 is attributable to $9.8 million in loss and loss adjustment expenses recognized as favorable loss development in the Company’s GAAP income statement that are covered by the LPT/ADC Agreement.
Adjusted for favorable loss development covered by the LPT/ADC Agreement of $9.8 million during the three months ended March 31, 2021, the non-GAAP underwriting loss(9) was $8.3 million compared to non-GAAP underwriting loss of $3.7 million for the first quarter of 2020.
For the three months ended March 31, 2021, our non-GAAP operating earnings are primarily the result of underwriting results not covered by the LPT/ADC Agreement, specifically the run-off of the AmTrust Reinsurance segment.
In addition, as previously noted, the Company estimates that it incurred operating expenses of $0.6 million during the three months ended March 31, 2021 which it believes will not recur in future periods.
Quarterly Report on Form 10-Q for the Three Months Ended March 31, 2021 and Other Financial Matters
The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 was filed with the U.S. Securities and Exchange Commission on May 10, 2021. Additional information on the matters reported in this news release along with other required disclosures can be found in that filing.
Total assets were $2.7 billion at March 31, 2021 compared to $2.9 billion at December 31, 2020. Shareholders' equity was $426.6 million at March 31, 2021 compared to $527.8 million at December 31, 2020. Adjusted shareholders' equity(2) was $491.7 million at March 31, 2021 compared to $602.8 million at December 31, 2020, which reflects the unamortized deferred gain on retroactive reinsurance of $65.1 million at March 31, 2021 and $74.9 million at December 31, 2020.
The Company's wholly owned subsidiary, Maiden Holdings North America, Ltd. holds net operating loss carryforwards ("NOLs") which were $212.5 million as of March 31, 2021. These NOLs, in combination with additional net deferred tax assets primarily related to our insurance liabilities, result in a net deferred tax asset (before valuation allowance) of $88.1 million or $1.02 per common share as of March 31, 2021. These net deferred tax assets are not presently recognized on the Company’s balance sheet as a full valuation allowance is carried against them.
The Company no longer presents certain non-GAAP measures such as combined ratio and its related components in its news release, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate our financial results. For now, the Company continues to utilize such non-GAAP measures on a quarterly basis in its Quarterly Report on Form 10-Q for the three months ended March 31, 2021.
Preference Shares
On March 3, 2021, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance in accordance with its investment guidelines, of up to $100.0 million of the Company's preference shares from time to time at market prices in open market purchases or as may be privately negotiated.
During March 2021, Maiden Reinsurance accepted for purchase primarily via private negotiation with the security holders, (i) 2,561,636 shares of the Company's 8.25% Non-Cumulative Preference Shares Series A at an average price of $14.88 per share, (ii) 2,028,961 shares of the Company's 7.125% Non-Cumulative Preference Shares Series C at an average price of $14.65 per share, and (iii) 2,023,896 shares of the Company's 6.7% Non-Cumulative Preference Shares Series D at an average price of $14.60 per share for a total amount of $97.4 million. The acquisition by Maiden Reinsurance of these Preference Shares was made in compliance with our investment guidelines previously approved by the Vermont Department of Financial Regulation. These preference share purchases have resulted in a gain of $62.5 million in the first quarter of 2021.
On May 6, 2021, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance in accordance with its investment guidelines (as may be amended), of up to an additional $50.0 million of the Company's preference shares from time to time at market prices in open market purchases or as may be privately negotiated.
Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preference shares.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies.
(1)(2)(4)(5)(9) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Circumstances caused by the COVID-19 pandemic are complex, uncertain and rapidly evolving. We therefore may not be able to accurately predict the longer-term effects that the COVID-19 pandemic may have on our financial condition or results of operations. To the extent the COVID-19 pandemic adversely affects our financial condition or results of operations, it may also heighten additional risks described in "Part I, Item 1A, Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2020.
The Company cautions that the list of important risk factors in its Annual Report on Form 10-K for the year ended December 31, 2020 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2021	December 31, 2020
	Unaudited	Audited
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2021 - $951,186; 2020 - $1,163,923)	$976,897	$1,213,411
Equity securities, at fair value	5,516	—
Equity method investments	40,183	39,886
Other investments	74,217	67,010
Total investments	1,096,813	1,320,307
Cash and cash equivalents	78,116	74,040
Restricted cash and cash equivalents	53,038	61,786
Accrued investment income	9,226	11,240
Reinsurance balances receivable, net	2,106	5,777
Reinsurance recoverable on unpaid losses	580,709	592,571
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	46,852	51,903
Funds withheld receivable	649,265	654,805
Other assets	18,462	8,051
Total assets	$2,702,562	$2,948,455
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,784,508	$1,893,299
Unearned premiums	128,837	144,271
Deferred gain on retroactive reinsurance	65,096	74,941
Liability for securities purchased	1,110	—
Accrued expenses and other liabilities	41,220	53,002
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,320	7,374
Senior notes, net	255,180	255,126
Total liabilities	2,275,951	2,420,639
Commitments and Contingencies
EQUITY
Preference shares	228,948	394,310
Common shares	920	898
Additional paid-in capital	765,587	756,122
Accumulated other comprehensive income	9,251	23,857
Accumulated deficit	(544,202)	(615,837)
Treasury shares, at cost	(33,893)	(31,534)
Total Equity	426,611	527,816
Total Liabilities and Equity	$2,702,562	$2,948,455

Book value per common share(1)	$2.29	$1.57

Common shares outstanding	86,141,057	84,801,161

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended March 31,
	2021	2020
Revenues:
Gross premiums written	$(2,390)	$11,734
Net premiums written	$(2,696)	$10,372
Change in unearned premiums	14,460	20,843
Net premiums earned	11,764	31,215
Other insurance revenue	269	408
Net investment income	9,841	17,964
Net realized gains on investment	8,101	11,038
Total other-than-temporary impairment losses	—	(1,506)
Total revenues	29,975	59,119
Expenses:
Net loss and loss adjustment expenses	2,359	21,086
Commission and other acquisition expenses	5,942	11,973
General and administrative expenses	13,997	8,550
Total expenses	22,298	41,609
Other expenses
Interest and amortization expenses	4,831	4,831
Foreign exchange and other gains	(3,542)	(8,197)
Total other expenses	1,289	(3,366)
Income before income taxes	6,388	20,876
Less: income tax expense	49	15
Add: interest in income of equity method investments	2,947	—
Net income	9,286	20,861
Gain from repurchase of preference shares	62,450	—
Net income available to Maiden common shareholders	$71,736	$20,861
Basic and diluted earnings per share available to Maiden common shareholders	$0.83	$0.25
Annualized return on average common equity	175.7%	267.6%
Weighted average number of common shares - basic	85,132,939	83,256,223
Adjusted weighted average number of common shares and assumed conversions - diluted	85,136,888	83,256,223

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended March 31, 2021	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$72	$(2,462)	$(2,390)
Net premiums written	$(234)	$(2,462)	$(2,696)
Net premiums earned	$6,240	$5,524	$11,764
Other insurance revenue	269	—	269
Net loss and loss adjustment expenses ("loss and LAE")	(1,415)	(944)	(2,359)
Commission and other acquisition expenses	(3,755)	(2,187)	(5,942)
General and administrative expenses(3)	(1,574)	(603)	(2,177)
Underwriting (loss) income(4)	$(235)	$1,790	1,555
Reconciliation to net income
Net investment income and realized gains on investment			17,942
Interest and amortization expenses			(4,831)
Foreign exchange and other gains			3,542
Other general and administrative expenses(3)			(11,820)
Income tax expense			(49)
Interest in income from equity method investments			2,947
Net income			$9,286

For the Three Months Ended March 31, 2020	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$11,734	$—	$11,734
Net premiums written	$10,372	$—	$10,372
Net premiums earned	$12,531	$18,684	$31,215
Other insurance revenue	408	—	408
Net loss and LAE	(7,041)	(14,045)	(21,086)
Commission and other acquisition expenses	(4,979)	(6,994)	(11,973)
General and administrative expenses(3)	(1,613)	(644)	(2,257)
Underwriting loss(4)	$(694)	$(2,999)	(3,693)
Reconciliation to net income
Net investment income and realized gains on investment			29,002
Total other-than-temporary impairment losses			(1,506)
Interest and amortization expenses			(4,831)
Foreign exchange and other gains			8,197
Other general and administrative expenses(3)			(6,293)
Income tax expense			(15)
Net income			$20,861

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended March 31,
	2021	2020
Non-GAAP operating earnings(5)	$47,301	$3,132
Non-GAAP basic and diluted operating earnings per common share available to Maiden common shareholders(5)	$0.55	$0.04
Annualized non-GAAP operating return on average adjusted common equity(6)	81.4%	8.7%
Reconciliation of net income available to Maiden common shareholders to non-GAAP operating earnings:
Net income available to Maiden common shareholders	$71,736	$20,861
Add (subtract):
Net realized gains on investment	(8,101)	(11,038)
Total other-than-temporary impairment losses	—	1,506
Foreign exchange and other gains	(3,542)	(8,197)
Interest in income of equity method investments	(2,947)	—
Favorable prior year loss development subject to LPT/ADC Agreement	(9,845)	—
Non-GAAP operating earnings (5)	$47,301	$3,132
Weighted average number of common shares - basic	85,132,939	83,256,223
Adjusted weighted average number of common shares and assumed conversions - diluted(9)	85,136,888	83,256,223
Reconciliation of diluted earnings per share available to Maiden common shareholders to non-GAAP diluted operating earnings per share available to Maiden common shareholders:
Diluted earnings per share available to Maiden common shareholders	$0.83	$0.25
Add (subtract):
Net realized gains on investment	(0.09)	(0.13)
Total other-than-temporary impairment losses	—	0.02
Foreign exchange and other gains	(0.04)	(0.10)
Interest in income of equity method investments	(0.03)	—
Favorable prior year loss development subject to LPT/ADC Agreement	(0.12)	—
Non-GAAP diluted operating earnings per share available to Maiden common shareholders	$0.55	$0.04
Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$(2,390)	$11,734
Net premiums written	$(2,696)	$10,372
Net premiums earned	$11,764	$31,215
Other insurance revenue	269	408
Non-GAAP net loss and LAE(9)	(12,204)	(21,086)
Commission and other acquisition expenses	(5,942)	(11,973)
General and administrative expenses	(2,177)	(2,257)
Non-GAAP underwriting loss(9)	$(8,290)	$(3,693)

Net loss and LAE	$2,359	$21,086
Favorable prior year loss development subject to LPT/ADC Agreement	(9,845)	—
Non-GAAP net loss and LAE(9)	$12,204	$21,086

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2021	December 31, 2020
Investable assets:
Total investments	$1,096,813	$1,320,307
Cash and cash equivalents	78,116	74,040
Restricted cash and cash equivalents	53,038	61,786
Loan to related party	167,975	167,975
Funds withheld receivable	649,265	654,805
Total investable assets(7)	$2,045,207	$2,278,913

Capital:
Preference shares	$228,948	$394,310
Common shareholders' equity	197,663	133,506
Total shareholders' equity	426,611	527,816
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(8)	$689,111	$790,316

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$426,611	$527,816
Unamortized deferred gain on retroactive reinsurance	65,096	74,941
Adjusted shareholders' equity(2)	$491,707	$602,757

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$2.29	$1.57
Unamortized deferred gain on retroactive reinsurance	0.76	0.89
Adjusted book value per common share(2)	$3.05	$2.46

(1) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement relating to losses incurred subject to that agreement to shareholders' equity. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. We believe reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations, which will improve shareholders' equity over the settlement period.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss.

(4) Underwriting income or loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings and non-GAAP basic and diluted operating earnings per common share are non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, interest in income of equity method investment, and (favorable) adverse prior year loss development subject to LPT/ADC Agreement and should not be considered as an alternative to net income. The Company's management believes that the use of non-GAAP operating earnings and non-GAAP diluted operating earnings per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income.

(6) Non-GAAP operating return on average adjusted common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted common shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average adjusted common shareholders' equity adjusted for the deferred gain on retroactive reinsurance.

(7) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources is the sum of the Company's principal amount of debt and shareholders' equity.

(9) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the (favorable) adverse prior year loss development subject to LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

(10) Calculated by dividing Non-GAAP net loss and loss adjustment expenses by the sum of net premiums earned and other insurance revenue.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases
First Quarter 2021 Earnings

PEMBROKE, Bermuda, May 10, 2021 (GLOBE NEWSWIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) has released its first quarter 2021 financial results via its investor relations website at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies.